Exhibit 31.2

CERTIFICATION

I, Alice P. Frazier, Chief Financial Officer of Middleburg Financial Corporation, certify that:

1.

I have reviewed this quarterly report on Form 10-Q of Middleburg Financial Corporation; and

2.

Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date:  August 7, 2003

/s/ Alice P. Frazier

Alice P. Frazier

Chief Financial Officer